CONSENT OF INDEPENDENT AUDITORS



We consent to the inclusion in this registration statement on Form SB-2 (File no. 333-48544) of our report dated October 12, 2000 on our audit of the financial statements of Venturelist.com, Inc. as of September 30, 2000.


/s/ Malone & Bailey, PLLC
--------------------------
Malone & Bailey, PLLC
Houston, Texas

May 31, 2001